Exhibit 1.A. (15)

AUDITOR’S CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-6 of Merrill Lynch Variable Life Separate Account II of our report dated April 18, 2019 relating to the financial statements of the subaccounts listed in such report, and to the use of our report dated April 25, 2019 relating to the financial statements of Transamerica Life Insurance Company, which appear in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP Chicago, Illinois
July 1, 2019

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